24.1

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Alexandre C. Gros, M.D. and Paul Little, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David-Alexandre C. Gros, M.D.	Chief Executive Officer and Director	August 10, 2023
David-Alexandre C. Gros, M.D.	(Principal Executive Officer)

/s/ Paul Little	Chief Financial Officer	August 10, 2023
Paul Little	(Principal Financial and Accounting Officer)

/s/ Keith A. Katkin	Chairman of the Board of Directors	August 10, 2023
Keith A. Katkin

/s/ Jan Hillson, M.D.	Director	August 10, 2023
Jan Hillson, M.D.

/s/ John S. McBride	Director	August 10, 2023
John S. McBride

/s/ Walter Ogier	Director	August 10, 2023
Walter Ogier

/s/ June Lee, M.D.	Director	August 10, 2023
June Lee, M.D.

/s/ Steven Perrin	President, Director	August 10, 2023
Steven Perrin